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                            CNB, INC.

                   NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker or other Nominee holder of Rights ("Rights") to purchase shares of Common Stock, par value $.01 per share ("Common Stock"), of CNB, Inc. (the "Company") pursuant to the rights offering (the "Rights Offering") described and provided for in the Company's prospectus dated ______________, 1997, (the "Prospectus"), hereby certifies to the Company that
(1) the undersigned has exercised, on behalf of beneficial owners thereof, (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Instructions) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Instructions); (2) the undersigned has listed below each such exercised Basic Subscription and the corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (3) each such beneficial owner's Basic Subscription has been exercised to the fullest extent possible:


    Number of Rights               Number of Shares
   Exercised Pursuant            Subscribed for Pursuant
 to Basic Subscription             to Oversubscription       Rights Certificate
       Privilege                       Privilege                     Number

------------------------            --------------------     ------------------

1.----------------------            --------------------     ------------------

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(Attach additional beneficial owner list if necessary)
                                                  ----------------------
                                                  Name of Nominee Holder

----------------------------------                -----------------------
Depository Participant Number
(if applicable)                                   -----------------------
                                                  Address

-----------------------------------               By:
Basic Subscription Confirmation                      --------------------
Number(s)